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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Epoch Pharmaceuticals, Inc.:


We consent to incorporation by reference in the registration statement
(No. 33-66742) on Form S-3 of Epoch Pharmaceuticals, Inc. of our report dated February 27, 1998, relating to the balance sheet of Epoch Pharmaceuticals, Inc. as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-KSB of Epoch Pharmaceuticals, Inc.


                                             KPMG Peat Marwick LLP

Seattle, Washington
April 15, 1998